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                                                                   Exhibit 23.02


                     CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Autoweb.com, Inc. on Form S-8 of our report dated January 25, 1999, except for
Note 13 for which the date is March 17, 1999, on our audits of the financial statements and financial statement schedules of Autoweb.com, Inc. as of December 31, 1997 and 1998, and for the years ended December 31, 1996, 1997, and 1998, which report is included on Form S-1 dated March 22, 1999 as filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933.

/s/ PricewaterhouseCoopers LLP

San Jose, California
March 23, 1999